                                                                    Exhibit 10.1

                         INVESTMENT MANAGEMENT AGREEMENT

AGREEMENT made this 30th day of July, 2003, by and between NUVEEN DIVERSIFIED DIVIDEND AND INCOME FUND, a Massachusetts business trust (the "Fund"), and NUVEEN INSTITUTIONAL ADVISORY CORP., a Delaware corporation (the "Adviser").

                               W I T N E S S E T H

In consideration of the mutual covenants hereinafter contained, it is hereby agreed by and between the parties hereto as follows:

1. The Fund hereby employs the Adviser to act as the investment adviser for, and to manage the investment and reinvestment of the assets of the Fund in accordance with the Fund's investment objective and policies and limitations, and to administer the Fund's affairs to the extent requested by and subject to the supervision of the Board of Trustees of the Fund for the period and upon the terms herein set forth. The investment of the Fund's assets shall be subject to the Fund's policies, restrictions and limitations with respect to securities investments as set forth in the Fund's then current registration statement under the Investment Company Act of l940, and all applicable laws and the regulations of the Securities and Exchange Commission relating to the management of registered closed-end, diversified management investment companies.

The Adviser accepts such employment and agrees during such period to render such services, to furnish office facilities and equipment and clerical, bookkeeping and administrative services (other than such services, if any, provided by the Fund's transfer agent) for the Fund, to permit any of its officers or employees to serve without compensation as trustees or officers of the Fund if elected to such positions, and to assume the obligations herein set forth for the compensation herein provided. The Adviser shall, for all purposes herein provided, be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for nor represent the Fund in any way, nor otherwise be deemed an agent of the Fund.

2. For the services and facilities described in Section l, the Fund will pay to the Adviser, at the end of each calendar month, an investment management fee computed by applying the following annual rate to the average total daily net assets of the Fund:

 RATE               AVERAGE TOTAL DAILY NET ASSETS(1)
 ----               ---------------------------------
..900%               Up to $500 million
..875%               $500 to $1 billion
..850%               $1 billion to $1.5 billion
..825%               $1.5 billion to $2 billion
..800%               $2 billion and over

(1)Including net assets attributable to the Fund's Preferred Shares and the principal amount of borrowings.

For the month and year in which this Agreement becomes effective, or terminates, there shall be an appropriate proration on the basis of the number of days that the Agreement shall have been in effect during the month and year, respectively. The services of the Adviser to the Fund under this Agreement are not to be deemed exclusive, and the Adviser shall be free to render similar services

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                                       2

or other services to others so long as its services hereunder are not impaired thereby.

3. The Adviser shall arrange for officers or employees of the Adviser to serve, without compensation from the Fund, as trustees, officers or agents of the Fund, if duly elected or appointed to such positions, and subject to their individual consent and to any limitations imposed by law.

4. Subject to applicable statutes and regulations, it is understood that officers, trustees, or agents of the Fund are, or may be, interested in the Adviser as officers, directors, agents, shareholders or otherwise, and that the officers, directors, shareholders and agents of the Adviser may be interested in the Fund otherwise than as trustees, officers or agents.

5. The Adviser shall not be liable for any loss sustained by reason of the purchase, sale or retention of any security, whether or not such purchase, sale or retention shall have been based upon the investigation and research made by any other individual, firm or corporation, if such recommendation shall have been selected with due care and in good faith, except loss resulting from willful misfeasance, bad faith, or gross negligence on the part of the Adviser in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.

6. The Adviser currently manages other investment accounts and funds, including those with investment objectives similar to the Fund, and reserves the right to manage other such accounts and funds in the future. Securities considered as investments for the Fund may also be appropriate for other investment accounts and funds that may be managed by the Adviser. Subject to applicable laws and regulations, the Adviser will attempt to allocate equitably portfolio transactions among the portfolios of its other investment accounts and funds purchasing securities whenever decisions are made to purchase or sell securities by the Fund and one or more of such other accounts or funds simultaneously. In making such allocations, the main factors to be considered by the Adviser will be the respective investment objectives of the Fund and such other accounts and funds, the relative size of portfolio holdings of the same or comparable securities, the availability of cash for investment by the Fund and such other accounts and funds, the size of investment commitments generally held by the Fund and such accounts and funds, and the opinions of the persons responsible for recommending investments to the Fund and such other accounts and funds.

7. This Agreement shall continue in effect until August l, 2005, unless and until terminated by either party as hereinafter provided, and shall continue in force from year to year thereafter, but only as long as such continuance is specifically approved, at least annually, in the manner required by the Investment Company Act of 1940.

         This Agreement shall automatically terminate in the event of its assignment, and may be terminated at any time without the payment of any penalty by the Fund or by the Adviser upon no less than sixty (60) days' written notice to the other party. The Fund may effect termination by action of the Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund, accompanied by appropriate notice.

         This Agreement may be terminated, at any time, without the payment of any penalty, by the Board of Trustees of the Fund, or by vote of a majority of the outstanding voting securities of the



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                                       3

Fund, in the event that it shall have been established by a court of competent jurisdiction that the Adviser, or any officer or director of the Adviser, has taken any action which results in a breach of the covenants of the Adviser set forth herein.

         Termination of this Agreement shall not affect the right of the Adviser to receive payments on any unpaid balance of the compensation, described in
Section 2, earned prior to such termination.

8. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder shall not be thereby affected.

9. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for receipt of such notice.



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                                       4

10. The Fund's Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts. This Agreement is executed on behalf of the Fund by the Fund's officers as officers and not individually and the obligations imposed upon the Fund by this Agreement are not binding upon any of the Fund's Trustees, officers or shareholders individually but are binding only upon the assets and property of the Fund.

11. This Agreement shall be construed in accordance with applicable federal law and (except as to Section 10 hereof which shall be construed in accordance with the laws of Massachusetts) the laws of the State of Illinois.

         IN WITNESS WHEREOF, the Fund and the Adviser have caused this Agreement to be executed on the day and year above written.

                              NUVEEN DIVERSIFIED DIVIDEND AND
                                 INCOME FUND

                              by: /s/ Jessica R. Droeger
                                  ------------------------------------------
                                         Vice President

Attest: /s/ Virginia O'Neal
        ----------------------------
          Assistant Secretary

                              NUVEEN INSTITUTIONAL ADVISORY CORP.

                              by: /s/ Edward F. Neild, IV
                                  -------------------------------------------
                                         Managing Director

Attest: /s/ Larry Martin
        ----------------------------
          Assistant Secretary

                         EXPENSE REIMBURSEMENT AGREEMENT

AGREEMENT made this 30th day of July, 2003, by and between NUVEEN DIVERSIFIED DIVIDEND AND INCOME FUND, a Massachusetts business trust (the "Fund"), and NUVEEN INSTITUTIONAL ADVISORY CORP., a Delaware corporation (the "Adviser").

                               W I T N E S S E T H

WHEREAS, the Fund and the Adviser have separately entered into an Investment Management Agreement of even date herewith (the "Management Agreement"); and

WHEREAS, the Adviser in turn has entered into Investment Sub-Advisory Agreements of even date herewith (the "Sub-Advisory Agreements") with NWQ Investment Management Company LLC, Security Capital Research & Management Incorporated, Symphony Asset Management, Inc. and Wellington Management Company, LLP, (each a "Sub-Adviser");

NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, and in connection with the establishment and commencement of operations of the Fund, it is hereby agreed by and between the parties hereto as follows:

1. For the period from the commencement of the Fund's operations through September 30, 2003 and for the 12 month periods ending September 30 in each indicated year during the term of the Management Agreement (including any continuation done in accordance with Section 15(c) of the Investment Company Act of 1940), the Adviser agrees to reimburse expenses (including the management fee and other expenses) in the amounts determined by applying the following annual rates to the average daily net assets of the Fund:

                 Percentage Reimbursed (as a                      Percentage Reimbursed (as
Period Ending   percentage of average daily net   Period Ending   a percentage of average
 September 30             assets)(1)              September 30      daily net assets)(1)
    2003(2)               .32%
    2004                  .32%                        2009                .24%
    2005                  .32%                        2010                .16%
    2006                  .32%                        2011                .08%
    2007                  .32%
    2008                  .32%

(1) Including net assets attributable to the Fund's Preferred Shares and the principal amount of borrowings.

(2) From the commencement of operations.

The Fund understands that the Adviser and each of the Sub-Advisers have determined to effectively allocate the expense reimbursement obligation hereunder between themselves pursuant to a schedule set forth in the Sub-Advisory Agreements.



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                                       6

2. To effect the expense reimbursement provided for in this Agreement, the Fund may offset the appropriate amount of the reimbursement contemplated hereunder against the management fee payable under the Management Agreement.

3. This Agreement, and the Adviser's obligation to so reimburse expenses hereunder, shall terminate on the earlier of (a) September 30, 2011 or (b) termination of the Management Agreement.

4. Except as provided in paragraph 3, above, this Agreement may be terminated only by the vote of (a) the Board of Trustees of the Fund, including the vote of the members of the Board who are not "interested persons" within the meaning of the Investment Company Act of 1940, and (b) a majority of the outstanding voting securities of the Fund.

5. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder shall not be thereby affected.

6. The Fund's Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts. This Agreement is executed on behalf of the Fund by the Fund's officers as officers and not individually and the obligations imposed upon the Fund by this Agreement are not binding upon any of the Fund's Trustees, officers or shareholders individually but are binding only upon the assets and property of the Fund.

7. This Agreement shall be construed in accordance with applicable federal law and (except as to Section 6 hereof which shall be construed in accordance with the laws of Massachusetts) the laws of the State of Illinois.

         IN WITNESS WHEREOF, the Fund and the Adviser have caused this Agreement to be executed on the day and year above written.

                              NUVEEN DIVERSIFIED DIVIDEND AND
                                   INCOME FUND

                              by: /s/ Jessica R. Droeger
                                  ---------------------------
                                        Vice President

Attest: /s/ Virginia O'Neal
        ------------------------------
              Assistant Secretary

                              NUVEEN INSTITUTIONAL ADVISORY CORP.

                              by: /s/ Edward F. Neild, IV
                                  -----------------------------
                                        Managing Director

Attest: /s/ Larry Martin
        -----------------------------
             Assistant Secretary